UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	None	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5.         CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General. On August 11, 2023, Mr. Robert Sanchez, a consultant to Wytec International, Inc. (“Wytec”), was appointed as the interim chief technology officer of Wytec.

Compensation Arrangements. There have been no changes to Mr. Sanchez’s compensation as a result of his appointment as the interim chief technology officer of Wytec.

Biographical Information. A comprehensive description of the experience and qualifications of Mr. Robert Sanchez is included in the following paragraph:

Robert Sanchez, age 62, has worked as a consultant to Wytec since June 2023. Since 2022, Mr. Sanchez has worked as an independent consultant to various technology companies, including Pivotal Commware (designing and developing the 5G and IoT protocol between smart repeaters and an Azure based intelligent beam management system), Lemko Corporation (supporting the deployment and integration of software defined 4G/5G wireless systems in the Citizens Broadband Radio System band for a Southern California utility company), and Toyota Motor Corporation (assisting with the deployment of Toyota’s telematics and connected car initiatives). From 2017 to 2021, Mr. Sanchez served as the interim chief technology officer for AppTech Corporation, an innovative Fintech company whose mission is to deliver a better way for businesses to provide their customers with immersive commerce experiences. From October 2006 to July 2017, Mr. Sanchez was the chief executive officer and president of Globaltel Media, Inc., a technology-enabling software firm which was purchased by AppTech Corporation in July 2017. From 1998 to 2006, Mr. Sanchez was an executive (chief executive officer from 1998 to 2001 and vice president and chief architect from 2001 to 2006) with inCode Telecom Group (“inCode”), a San Diego-based consulting firm of over 500 people which he co-founded in 1998. While with inCode, he was responsible for developing technologies and implementing strategies in wireless such as radio frequency modulation schemes, system architectures, and solutions and managing the operations and integration of inCode’s Wireless Technology Lab which was licensed by the Federal Communication Commission to operate in the Personal Communications Service and Multichannel Multipoint Distribution Service bands consisting of wireless infrastructure, core network systems, and operations support system and business support system platforms. From 1990 to 1998, Mr. Sanchez worked for Qualcomm where he led Globalstar’s worldwide system deployment, integration, and test program, was the general manager for the Ancillary Test Products and Optimization Group, and led the initial Code-Division Multiple Access research and development program through concept validation and testing. From 1984 to 1990, he was a staff systems engineer and section head at TRW/Military Electronics and Avionics Division (now Northrop Grumman) managing several defense surveillance systems ranging from high frequency through super high frequency for signals intelligence, communications intelligence, and electronic intelligence networks. From 1982 to 1984, Mr. Sanchez was a systems analyst at General Dynamics/Electronics Division designing simulations and coding software for avionics systems in the Tomahawk cruise missile digital imaging system prior to GPS. Mr. Sanchez received a master’s degree in electrical engineering from the University of Southern California in 1987 and a bachelor’s degree in mathematics from the University of California at San Diego in 1982. In 2006, he was awarded an honorary PhD in humanities from RMTU in the Philippines for his work with World War II veterans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: August 17, 2023	By:	/s/ William H. Gray
William H. Gray, Chief Executive Officer

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